Exhibit 21.1

                              VISUAL FRONTIER, INC.

                                  SUBSIDIARIES


NAME OF SUBSIDIARY                             JURISDICTION OF INCORPORATION
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Visual Frontier (BVI) Ltd.                     British Virgin Islands
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Visual Frontier Precision Corp.                Taiwan
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